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                                                                      Exhibit 99

                         [PROCTER & GAMBLE COMPANY LOGO]


                                                    The Procter & Gamble Company
                                                    One P&G Plaza
                                                    Cincinnati, OH 45202

NEWS RELEASE

      PROCTER & GAMBLE RAISES EARNINGS OUTLOOK FOR 2003/04 SECOND QUARTER
                    ON STRONGER THAN EXPECTED ORGANIC VOLUME


     CINCINNATI, Jan. 7, 2004 - The Procter & Gamble Company (NYSE: PG) said earnings per share for the October to December 2003 quarter are expected to exceed current Wall Street consensus estimates due to strong organic volume performance. Organic volume excludes the estimated impacts of acquisitions and divestitures that affect year-over-year comparisons.

     The company stated that organic volume growth for the October to December quarter is up nine percent, above the top-end of the previous guidance range of seven to eight percent growth. The stronger volume performance was driven by health care and developing markets. The higher health care volume is primarily due to the unexpected early and severe cold/flu season in North America. All of the additional respiratory volume in the quarter is not expected to be incremental for the fiscal year, as the reported incidences of colds and flu in North America have already begun to decline. Developing markets delivered better than anticipated volume results, with all regions growing at a mid-teens percentage or better. Given the strong developing market growth, negative price/mix impacts may be slightly higher than previous expectations.

     Earnings per share for the October to December quarter are now expected to exceed current consensus expectations by $0.02 to $0.04 per share. Given the shift in respiratory volume between quarters, this earnings increase is expected to be only partially incremental to the fiscal year.

     The company will provide more details concerning its October to December results and expectations for the balance of the fiscal year through its regular earnings release scheduled for Jan. 28, 2004.


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     All statements, other than statements of historical fact included in this release, are forward- looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including Wella) and completing planned divestitures (including the potential divestiture of the company's juice business), (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including successful completion of the company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty, especially in the company's significant geographical markets, as well as any political and/or economic uncertainty due to terrorist activities; and (9) the ability to successfully manage increases in the prices of raw materials used to make the company's products. If the company's assumptions and estimates are incorrect or do not come to fruition, or if the company does not achieve all of these key factors, then the company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

ABOUT P&G
     Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice 'n Easy(R). The P&G community consists of nearly 98,000 employees working in almost 80 countries worldwide. Please visit www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G MEDIA CONTACT:
In the US: 1-800-866-PROCTER or 1-866-776-2837



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International: +1-513-945-9087

P&G Investor Relations Contact:
John P. Goodwin  - (513) 983-2414





















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